    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1998
                                                       REGISTRATION NO. 33-56417
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                         NO. 94-2967523
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                               5929 COLLEGE AVENUE
                                OAKLAND, CA 94618
               (Address of Principal Executive Offices - Zip Code)


                   DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN
                            (Full Title of the Plan)

                             EDMUND R. MANWELL, ESQ.
                                MANWELL & MILTON
                        20 CALIFORNIA STREET, THIRD FLOOR
                             SAN FRANCISCO, CA 94111
                     (Name and Address of Agent for Service)

                                 (415) 362-2375
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                   Proposed             Proposed
Title of                                           Maximum              Maximum
Securities                   Amount                Offering             Aggregate      Amount of
to be                        to be                 Price                Offering       Registration
Registered(1)                Registered(1)         Per Share(2)         Price(2)       Fee(2)
---------------------------------------------------------------------------------------------------
Common Stock,                    900,000             $13.50             $12,150,000    $3,584.25
$1.00 par value

Rights to Purchase Series  A
Participating Preferred Stock    900,000            (3)                    (3)            (3)

================================================================================


(1) The provisions of Rule 416 shall apply to the number of shares registered on this Post-Effective Amendment and shall automatically increase or decrease as a result of future stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1993, as amended, this Registration Statement (including this Post-Effective Amendment No.1) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and computed based upon the average of the high and low prices reported on the National Market List of the National Association of Securities Dealers for the Common Stock as of October 21, 1998.

(3) The Company's Rights to Purchase Series A Participating Preferred Stock initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8 No. 33-56417 (the "Original Registration Statement") in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act") to reflect an increase in the number of shares of Common Stock, $1.00 par value per share (the "Common Stock"), of the Registrant covered by the Original Registration Statement as a result of a one-for-one stock split (the "1997 Stock Split") effective as of the close of business on October 30, 1997 for all holders of record of shares of Common Stock on such date, and to register an additional 900,000 shares which may be held under the Registrant's Savings Plan. The initial filing of the Original Registration Statement covered 300,000 shares of Common Stock, an indeterminate amount of interests to be offered and sold pursuant to the Registrant's Savings Plan and 300,000 Rights to Purchase Series A Participating Preferred Stock of the Registrant. This Post-Effective Amendment No.1 increases the number of shares of Common Stock which may be held under the Registrant's Savings Plan to 1,500,000.

     The provisions of Rule 416 shall apply to this Registration Statement, and the number of shares registered in this Registration Statement (including this Post-Effective Amendment No. 1) automatically shall increase or decrease as a result of future stock splits, stock dividends or similar transactions.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Dreyer's Grand Ice Cream, Inc. (the "Company" or the "Registrant") and the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     a. The Company's Original Registration Statement on Form S-8 No. 33-56417 filed on November 10, 1994; and

     b. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to Section 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

        Exhibit
         Number                           Description
        -------                           -----------
          4.1         Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.

         24 Powers of Attorney of certain directors and officers of the Company. Incorporated by reference to the signature page of the initial filing of this Registration Statement on Form S-8 No. 33-56417 filed on November 10, 1994



     The Company has submitted the Plan, as amended to date, and hereby undertakes to submit any subsequent amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on October 23, 1998.

                                        DREYER'S GRAND ICE CREAM, INC.

                                        By: /s/ Timothy F. Kahn
                                            ------------------------------------
                                            Timothy F. Kahn, Vice President --
                                            Finance and Administration

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                        Title                    Date
         ---------                        -----                    ----
 /s/ T. Gary Rogers                Chairman of the Board and       October 23, 1998
------------------------------     Chief Executive Officer
    (T. Gary Rogers)               and Director (Principal
                                   Executive Officer)


 /s/ William F. Cronk III          President and Director          October 23, 1998
------------------------------
    (William F. Cronk III)


 /s/ Edmund R. Manwell             Secretary and Director          October 23, 1998
------------------------------
    (Edmund R. Manwell)


 /s/ Timothy F. Kahn               Vice President -- Finance       October 23, 1998
------------------------------     and Administration,
    (Timothy F. Kahn)              Chief Financial Officer
                                   (Principal Financial Officer)


 /s/ Jeffrey P. Porter             Corporate Controller            October 23, 1998
------------------------------     (Principal Accounting Officer)
    (Jeffrey P. Porter)


------------------------------     Director
    (Jan L. Booth)


------------------------------     Director
    (Robert A. Helman)


*                                  Director                        October 23, 1998
------------------------------
    (John W. Larson)

*                                  Director                        October 23, 1998
------------------------------
    (Jack O. Peiffer)


------------------------------     Director
    (M. Steven Langman)


------------------------------     Director
    (Timothy P. Smucker)

*By: /s/ Edmund R. Manwell                                         October 23, 1998
------------------------------
    (Edmund R. Manwell)

     Attorney-In-Fact (pursuant to powers of attorney dated November 10, 1994 included on the signature page of the Company's Registration Statement on Form S-8 No. 33-56417)

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Oakland, State of California on October 23, 1998.


                                 DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN


                                 By: /s/ William C. Collett
                                     -------------------------------------------
                                     William C. Collett
                                     Dreyer's Grand Ice Cream, Inc. Savings Plan
                                     Administrative Committee Member


                                 By: /s/ Jeffrey R. Shields
                                     -------------------------------------------
                                     Jeffrey R. Shields
                                     Dreyer's Grand Ice Cream, Inc. Savings Plan
                                     Administrative Committee Member

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------
  4.1            DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN, AS AMENDED.
